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                                 EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT




The Company's wholly-owned subsidiaries are as follows:

     QCS Development Company S.A.
     Immeuble Le Quadra
     455 Promenade des Anglais
     06299 Nice Cedex 3, France


     QCS Asia Pacific Ltd.
     19/F, Tung Sun Commercial Centre
     194-200 Lockhart Road
     Wanchai, Hong Kong


                                       F-18